Exhibit 1.1

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

CORPBANCA

BYLAWS

REVISED TEXT

AS OF

JUNE 2001

(Text in bold are the changes made to the revised text of the bylaws, contained in a certified document dated May 28, 1992)

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

CORPBANCA

SOCIEDAD ANONIMA

Established pursuant to a document dated August 7, 1971, before the Notary of Concepción Nicolás Peña, authorized by a Supreme Decree of September 6 of the same year and amended by documents: dated December 27, 1905 before the Notary Mr. Edmundo Larenas, approved by Supreme Decree dated May 31, 1906; dated April 29, 1910, before the Notary Mr. Edmundo Larenas, approved by a Supreme Decree dated September 23, 1910; dated December 1, 1911, before the Notary Mr. Félix A. Larenas, approved by a Supreme Decree dated January 10, 1912; dated November 15, 1916, before the Notary Mr. Eduardo Cuevas, approved by a Supreme Decree dated December 20, 1916; dated June 22, 1920, before the Notary Mr. Victor Vargas, approved by a Supreme Decree dated August 24, 1920; dated September 8, 1922, before the Notary Mr. Victor Vargas, dated November 30, 1922; dated October 7, 1936, before the Notary Mr. Diego Arce, approved by a Supreme Decree dated December 30, 1936; dated January 24, 1938, before the Notary Mr. Diego Arce, approved by a Supreme Decree dated February 22, 1938; dated January 20, 1940, before the Notary Diego Arce, approved by a Supreme Decree dated April 22, 1940; dated January 20, 1942, before the Notary Mr. Diego Arce, approved by a Supreme Decree dated March 4, 1942; dated December 23, 1942, before the Notary Mr. Diego Arce, approved by a Supreme Decree dated February 16, 1943; dated February 1, 1944, before the Notary Mr. Diego Arce, approved by a Supreme Decree dated April 21, 1944; Dated August 3, 1944, before the Notary Diego Arce, approved by a Supreme Decree dated September 8, 1944; dated August 9, 1945, before the Notary Mr. Fernando Salamanca, approved by a Supreme Decree dated October 5, 1945; dated July 29, 1946, before the Notary Mr. Fernando Salamanca, approved by a Supreme Decree dated September 6, 1946; dated December 7, 1949, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated February 3, 1950; dated December 26, 1950, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated February 28, 1951; dated September 22, 1951, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated January 5, 1952; dated November 17, 1952, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated February 3, 1953; dated July 22, 1953, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated November 11, 1953; dated July 24, 1954, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated October 7, 1954; dated October 3, 1956, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated December 18, 1956; dated October 28, 1957, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated January 28, 1958; dated November 12, 1958, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated December 12, 1958; dated April 18, 1960, before the Alternate Notary Mr. Ernesto González for the Chief Notary Mr. José Mateo Silva; and dated May 10, 1960, before the Notary of Santiago Mr. Javier Echeverría, approved by a Supreme Decree dated July 1, 1960; dated February

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

12, 1963, before the Notary Mr. José Mateo Silva, approved by a Supreme Decree dated March 22, 1963; dated February 2, 1965, before the Notary Mr. Humberto Faúndez, approved by a Supreme Decree dated April 6, 1965; dated January 31, 1966, before the Notary Mr. Humberto Faúndez, approved by Resolutions of the Ministry of the Treasury dated April 15, 1966; dated August 2, 1966, before the Notary Mr. Humberto Faúndez, approved by a Resolution of the Ministry of the Treasury dated October 5, 1966; dated January 31, 1969, before the Notary Mr. Humberto Faúndez Rivera, approved by Resolution No. 278 dated April 11, 1969; dated February 5, 1970 before the Notary Mr. Humberto Faúndez Rivera, approved by Ministry of the Treasury Decree No. 212, dated April 6, 1970; dated August 4, 1970, before the Notary Mr. Humberto Faúndez Rivera, approved by Superintendency of Banks Resolution No. 21 dated October 23, 1970; dated June 5, 1972, before the Notary Mr. Humberto Faúndez Rivera, approved by Superintendency of Banks Resolution No. 23 dated June 27, 1972; dated April 23, 1975, before the Notary of Valdivia Mr. René Martínez M., approved by Superintendency of Banks Resolution No. 14 dated May 1975; dated November 10, 1976, before the Notary Mr. Humberto Faúndez Rivera, approved by Superintendency of Banks Resolution No. 116 dated November 29, 1976; dated September 17, 1979 and November 12, 1979, before the Notary Mr. Humberto Faúndez Rivera, approved by Superintendency of Banks Resolution No. 202 dated November 26, 1979; dated August 26, 1980, before the Notary Mr. Humberto Faúndez Rivera, approved by Superintendency of Banks and Financial Institutions Resolution No. 137 dated September 15, 1980; dated April 16, 1982, before the Notary Mr. Gonzalo de la Cuadra Fabres, approved by Superintendency of Banks and Financial Institutions Resolution No. 97 dated June 15, 1982; dated December 16, 1985, before the Notary Mr. Rubén Galecio Gómez, approved by Superintendency of Banks and Financial Institutions Resolution No. 137 dated December 23, 1985; dated April 21, 1986, before the Notary Mr. Rubén Galecio Gómez, approved by Superintendency of Banks and Financial Institutions Resolution No. 65 dated May 14, 1986; dated October 23, 1986, before the Notary Mr. Eduardo Pinto Peralta, approved by Superintendency of Banks and Financial Institutions Resolution No. 191 dated November 25, 1986; dated June 3, 1987, before the Notary Mr. Eduardo Pinto Peralta, approved by Superintendency of Banks and Financial Institutions Resolution No. 104 of June 17, 1987; dated December 12, 1989, before the Notary Mr. Eduardo Pinto Peralta, approved by Superintendency of Banks and Financial Institutions Resolution No. 257 dated December 13, 1989; dated May 28, 1992, in the Notary Office of Mr. Gonzalo de la Cuadra Fabres, approved by Superintendency of Banks and Financial Institutions Resolution No. 153 dated July 6, 1992; dated August 9, 1996, in the Notary Office of Mr. Kamel Saquel Zaror, approved by Superintendency of Banks and Financial Institutions Resolution No. 151 dated October 15, 1996; dated February 19 and 27, 1997, both in the Notary Office of Mr. Kamel Saquel Zaror, approved by Superintendency of Banks and Financial Institutions Resolution No. 31 dated March 5, 1997; dated March 25, 1997, in the Notary Office of Mr. Kamel Saquel Zaror, approved by Superintendency of Banks and Financial Institutions Resolution No. 47 dated April 15, 1997; dated December 29, 1998, in the Notary Office of Mr. Kamel Saquel Zaror, approved by Superintendency of Banks and Financial Institutions Resolution No. 9 dated January 29, 1999; dated September 28, 2000, in the Notary Office of Mr. José Musalem Saffie, approved by Superintendency of Banks and Financial Institutions Resolution No. 141 dated October 13, 2000; and dated May 29, 2001, in the Notary Office of Mr. José Musalem Saffie, approved by Superintendency of Banks and Financial Institutions Resolution No. 55 dated June 7, 2001.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

BYLAWS

OF

CORPBANCA

TITLE I

Name, Domicile, Existence and Objective

ARTICLE ONE. The corporation (sociedad anónima) called “CORPBANCA” shall be governed by the present Bylaws, by the General Banks Act, by the precepts applicable to public corporations when they agree or do not violate the precepts hereof, and by such other laws and regulations as are currently in effect or may be issued in the future in this regard.

ARTICLE TWO. The Bank shall have its corporate domicile in the city of Santiago, where its Headquarters or Main Office shall operate, without prejudice to being able to open, maintain and eliminate branches within and outside the country, upon authorization from the applicable authority.

ARTICLE THREE. The Bank shall exist indefinitely.

ARTICLE FOUR. The objective of the Bank is to execute and enter into all acts, contracts, transactions or businesses which the General Banks Act and other legal provisions and precepts allow Banks to undertake without prejudice to expanding or restricting its scope of action in accordance with such legal provisions as are issued in the future, without necessitating the amendment of the present Bylaws.

TITLE II

Capital and Stock

ARTICLE FIVE. The Bank’s capital is $126,529,698,573, represented by one hundred eighty-four billion eight hundred two million sixty thousand six hundred ninety-three common shares, all without par value. The capital shall be modified annually of law, pursuant to Article 10 of Law No. 18,046, when the Regular Meeting of Shareholders approves the distribution of the revaluation of the capital stock for each fiscal year.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

ARTICLE SIX. When a shareholder does not pay in a timely manner all or part of the value of the stock subscribed to by him, the Bank may: a) sell on a Securities Market, at the expense and risk of the shareholder in arrears, the number of shares required to pay down the unpaid balances and transfer expenses, reducing ownership to the number of shares remaining; b) nullify the subscription in whole or in part and reduce ownership to the number of shares effectively paid in, selling the remaining shares on a Securities Exchange; and c) pursue payment through ordinary or executory action on all the debtor’s assets.

ARTICLE SEVEN. The Bank does not recognize nor allow fractions of shares. In the event that one or more shares belong jointly to several persons, the co-owners are obligated to appoint an agent for all of them to act before the Bank.

ARTICLE EIGHT. A Registry shall be kept of all shareholders, noting the number of shares each holds and only such persons as appear registered in the Registry may exercise the rights of such.

The Bank is not responsible for deciding on the transfer of stock and shall register, without further ado, such transfers as are submitted to it, provided that they follow the minimum formalities specified by the Regulation.

ARTICLE NINE. In cases of usufruct, the stock shall be registered in the Shareholders Registry in the name of the owner and of the usufructuary, stating the existence, modalities and terms of the usufruct. Unless otherwise stipulated in the Law or by agreement, the owner and the usufructuary shall act by mutual consent before the Bank.

TITLE III

Management

ARTICLE TEN. The management of the Bank shall be performed by the Board of Directors, without prejudice to the authorities which legal, regulatory and statutory precepts reserve for the Meeting of Shareholders.

ARTICLE ELEVEN. The Board of Directors shall be comprised of eleven members selected by the shareholders who may also elect one alternate Director. The directors shall hold office for three years, may be reelected indefinitely and shall be completely renewed at the end of each period.

In its first meeting after the Regular Meeting of Shareholders, the Board of Directors shall elect from among its members a Chairman, a First Vice President and a Second Vice President¸ who shall also hold said positions for the Bank and the Meeting of Shareholders. The appointments shall be made by an absolute majority of all members of the Board of Directors, in a separate and secret vote. If no one were to obtain such

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

majority, the election will be repeated among those who obtained the three greatest majorities, adding the blank votes to the person who obtained the greatest number of votes. In case of a tie the vote shall be repeated and if a tie were to occur again, there shall be a drawing. The Chairman, the First Vice President and the Second Vice President may be reelected indefinitely.

If one or more vacancies occur among full Directors, the Board of Directors, at its first meeting, shall proceed to appoint the replacement or replacements, who shall hold office until the next regular meeting of shareholders, at which the final appointment shall be made. The Director or Directors so appointed by the Meeting shall hold office only for such time remaining to be completed in the term of the replaced Director or Directors. Until the Board of Directors appoints the replacement or replacements, the alternate Director shall act as full director. In case of a vacancy in the position of alternate Director, the same procedure as described above shall be followed for the appointment of the replacement.

ARTICLE TWELVE. Directors shall be compensated for their duties; the amount of compensation shall be established annually by the Regular Meeting of Shareholders.

The Annual Report submitted for the information of the Regular Meeting of Shareholders, shall contain all compensation which the Directors have received during the respective fiscal year, including such as derives from functions or jobs other than the exercise of their position or for agency expenses, travel expenses, royalties and, in general, any other income. Such special compensation shall be presented in detail and itemized in the Report, assigning value to compensation that does not consist of money.

ARTICLE THIRTEEN. The Board of Directors represents the Bank in court and out of court, and for the achievement of its corporate objective, which shall not be necessary to prove to third parties, it is invested with all authorities of management and disposal which the Law or the Bylaws do not establish as exclusive of Meetings of Shareholders, without requiring any special power of attorney whatsoever, even for such acts or contracts as with respect to which the laws require such circumstance. The foregoing does not prevent the judicial agency of the Bank incumbent upon the General Manager, who is legally invested with the authorities established in both paragraphs of Article 7 of the Code of Civil Procedure and shall have a right to vote in Meetings of the Board of Directors, being liable with the members thereof for all decisions prejudicial to the Bank and the shareholders, when his divergent opinion is not contained in the Minutes.

The Board of Directors may delegate part of its authority to Managers, Assistant Managers or Attorneys of the Bank, to a Director or a committee of Directors, and for specifically determined objects, to other persons.

ARTICLE FOURTEEN. Meetings of the Board of Directors may take place with an absolute majority of full Directors and resolutions shall be adopted by

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

an absolute majority of attending Directors, except in such cases in which the Bylaws or the Law require a special quorum or majorities. Tied votes shall be broken by the vote of whoever chairs the meeting.

ARTICLE FIFTEEN. The Bank may only enter into acts or contracts in which one or more Directors have a personal interest or an interest as a representative of another person, when such transactions are known and approved by the Board of Directors and are in accordance with equitable conditions similar to prevailing market conditions. Resolutions in that regard adopted by the Board of Directors shall be reported to the next Meeting of Shareholders by the person who chairs such; it is necessary to cite this matter in the notification for the Meeting of Shareholders.

The authorization cited by Articles 2144 and 2145 of the Civil Code may only be agreed with the favorable vote of 2/3 of the Directors in office and shall be adopted with the exclusion of the person or persons involved. The same rule shall be applicable for the Bank to be able to contract with the General Manager, with the Managers and Assistant Managers, or with the spouses and relatives thereof up to the first degree of consanguinity or affinity.

ARTICLE SIXTEEN. The Board of Directors shall meet at least once a month. There shall be regular and special meetings of the Board of Directors. The former shall be held on dates predetermined by the Board of Directors itself. The latter shall be held when specifically called by the Chairman, sua sponte, or upon indication from one or more Directors, after decision made by the Chairman on the need for the meeting, unless it is requested by an absolute majority of Directors, in which case the meeting shall necessarily be held without a prior decision.

Only the matters specifically indicated in the notification may be handled in special sessions.

Notifications of meetings of the Board of Directors shall be made by certified letter sent to the addressed of each Director registered with the Bank, at least 5 days in advance of the date on which the Regular or Special Session should be held. The 5-day period shall be calculated from the date on which the letter is placed in the mail.

ARTICLE SEVENTEEN. Should a member of the Board of Directors cease to attend sessions for a 3-month period without permission or just cause, shall lose his position.

TITLE IV

The Chairman and Vice President

ARTICLE EIGHTEEN. The Chairman of the Bank, beyond the special authorities and obligations granted to him by legal, regulatory and statutory precepts, shall have the following authority:

a)	To chair Meetings of the Board of Directors and Sessions of the Meeting of Shareholders;

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

b)	To certify resolutions of the Board of Directors wherein the General Manager, Managers and Assistant Managers are appointed, and resolutions of the Board of Directors and the Meeting of Shareholders when necessary, without prejudice to the Meeting of Shareholders or the Board of Directors appointing another person to that end; and

c)	To report to the next Meeting of Shareholders the opposition documented in the minutes of the Board of Directors’ meetings, of any Director who has thus sought to exempt himself from responsibility for any act or resolution by the Board of Directors.

ARTICLE NINETEEN. In case of an absence by or impediment of the Chairman of the Bank, he shall be replaced in his functions by the First Vice President and, in the absence thereof, by the second Vice President.

TITLE V

The General Manager

ARTICLE TWENTY. Beyond the authorities and duties he has as a factor and without prejudice to such authorities as the Board of Directors grants to other persons, the General Manager has the following authority:

a)	To propose to the Board of Directors such measures to improve performance of the corporate business;

b)	To propose the measures required for the adequate organization and functioning of the Bank;

c)	To promote, foster and supervise the business of the Bank, issuing pertinent instructions to the Managers and Assistant Managers;

d)	To direct and manage the Bank, as well as to resolve and undertake corporate business, all pursuant to the policies and guidelines agreed by the Meetings of Shareholders and the Board of Directors;

e)	To organize the services and offices, the accounting and books of the Bank, to apply the Regulations and to monitor the preparation of the Balance Sheets and Profit and Loss Statements;

f)	To implement the decisions of the Board of Directors and to act as Secretary thereof as well as Secretary of the Meetings of Shareholders, except if another person is specifically appointed for these positions;

g)	To present to the Board of Directors, at the end of each year, the Bank’s General Balance Sheet;

h)	To certify the resolutions of the Board of Directors and Meetings of Shareholders, when necessary, as well as to sign the certified and uncertified instruments corresponding to the acts or contracts agreed by such Bodies, without prejudice to the authority of the Board of Directors or the Meeting of Shareholders, as the case may be, to appoint another person. To prove the respective resolution, it shall be sufficient to insert a copy thereof in the certified document, certified by the authorized Notary that it agrees with the corresponding act;

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

i)	To attend meetings of the Board of Directors, in whose deliberations he may take part, without a right to vote;

j)	To report to the Board of Directors, in each regular session, all acquisitions or transfers of real or personal property, tangible or intangible;

k)	The custody of the corporate books and records, and to assure that they be prepared with the regularity required by Law and the supplementary precepts thereof.

ARTICLE TWENTY-ONE. The Board of Directors may appoint one or more Managers or Assistant Managers, and their authorities and obligations shall be stated in the mandates granted to them to that end.

ARTICLE TWENTY-TWO. The General Manager may be replaced by such Bank Executives as the Board of Directors determines, and in the order of priority it indicates.

TITLE VI

Meetings of Shareholders

ARTICLE TWENTY-THREE. Shareholders shall meet in Regular or Special Meetings of Shareholders.

The former shall be held once yearly, on any day during the four months following the date of the Balance Sheet, to make decisions regarding the matters of which it should be aware without it being necessary to cite them in the respective notification.

[Special Meetings of Shareholders] may be held at any time, when so required by corporate needs, to decide on any matter which the Law or the Bylaws attribute to the Meeting of Shareholders and provided that such matters are indicated in the corresponding notification.

When a Special Meeting must decide on matters inherent to a Regular Meeting, the operation and resolutions thereof shall be subject, as pertinent, to the quorums applicable to the latter class of Meetings.

ARTICLE TWENTY-FOUR. The following are matters incumbent upon Regular Meetings:

1)	Examination of the Bank’s position and the reports of the External Auditors, approval or rejection of the Management Report, the Balance Sheet and financial Statements and reports presented by Directors and Liquidators;

2)	The distribution of each fiscal year’s profit and, especially, the distribution of dividends;

3)	The selection or removal of full and alternate members of the Board of Directors, Liquidators, and management auditors; and

4)	In general, any matter of corporate interest that is not inherent to a Special Meeting.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

ARTICLE TWENTY-FIVE. The following are matters incumbent upon Special Meetings:

1)	The dissolution of the Bank;

2)	The transformation, merger or division of the Bank and amendment of its Bylaws;

3)	The transfer of the Bank’s fixed assets and liabilities, or all its assets; and

4)	Such other matters as are the responsibility or competency of the Meeting of Shareholders by Law or the Bylaws.

The matters cited in 1), 2) and 3) may only be agreed in a Meeting held before a Notary, who shall certify that the minutes are a true expression of what occurred and was agreed in the meeting.

ARTICLE TWENTY-SIX. Meetings of Shareholders shall meet on first notification, unless the Law or Bylaws establish greater majorities, with an absolute majority of the voting stock issued, and on second notification with such as are present or represented, regardless of the number thereof, and resolutions shall be adopted by an absolute majority of the voting shares present or represented.

Notices of the second notification may only be published once the Meeting of Shareholders to be held upon first notification has failed and, in any case, the new Meeting of Shareholders shall be called to be held within the 45 days after the date established for the Meeting not held.

Meetings of Shareholders shall be chaired by the Chairman of the Board or by whoever is performing his duties and whoever holds the position of secretary, if any, or in the absence thereof, the Manager shall act as such.

ARTICLE TWENTY-SEVEN. Resolutions of the Special Meeting of Shareholders shall require the affirmative vote of 2/3 of voting shares issued when related to the following matters:

1)	The division of the Bank and its merger with another;

2)	The dissolution of the Bank;

3)	A change in corporate domicile;

4)	A reduction in the capital stock;

5)	A change in the authorities reserved for the Meeting of Shareholders or the limitations of the authorities of the Board of Directors;

6)	The transfer of the Bank’s assets and liabilities or all of its assets;

7)	The method of distributing corporate profits; and

5)	[sic] Any others as indicated in the bylaws.

ARTICLE TWENTY-EIGHT. The Board of Directors may only be removed as a whole by a Regular or Special Meeting of Shareholders, and as a result, the individual or collective removal of one or more of its members shall not be allowed.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

ARTICLE TWENTY-NINE. Only the holders of stock registered in the Shareholders Registry 5 days in advance of the date on which the respective Meeting is to be held may participate in the Meetings and exercise their rights to speak and vote.

ARTICLE THIRTY. In elections made in the Meetings of Shareholders, each shareholder shall have one vote per share he holds or represents and may accumulate his votes in favor of a single person or distribute them in the manner he deems appropriate, and those who in a sole and single election win the greatest number of votes shall be declared elected, until the number of persons who must be elected is reached.

ARTICLE THIRTY-ONE. In the elections that must be made in the Meetings of Shareholders, shareholders shall vote on ballots signed by them, stating whether they are doing so on their own behalf or as proxies. The Chairman, when the count is made, shall read the votes allowed such that all those present may calculate the votes by themselves and may prove the truth of the result.

The provisions of the preceding paragraph do not prevent that by unanimous agreement of the shareholders present with a right to vote, voting be dispensed with and the election take place by acclamation.

TITLE VII

The Balance Sheet and Other Financial Statements and

Records

ARTICLE THIRTY-TWO. On December 31 of each year the Bank shall prepare a General Balance Sheet.

The Board of Directors shall submit for the consideration of the Regular Meeting of Shareholders a reasoned Management Report on the position of the Bank in the last fiscal year, accompanied by the General Balance Sheet, the Statement of Profit and Loss and the report submitted by the External Auditors. All these documents shall clearly reflect the equity position of the company at the close of the fiscal year and the profits earned or the losses suffered.

The Management Report shall include as an appendix a truthful summary of the comments and proposals made by shareholders who hold or represent 10% or more of the voting stock issued, related to the course of corporate business and provided that such shareholders so request.

Likewise, all information sent by the Board of Directors to the shareholders in general, based on the calling of the Meeting, requests for powers of attorney, reasoning for its decisions or other similar matters, shall include pertinent comments and proposals made by the shareholders cited in the previous paragraph.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

ARTICLE THIRTY-THREE. The Bank shall publish the Balance Sheet, the Statement of Profit and Loss and such other information as determined by the Superintendency of Banks and Financial Institutions, in a wide-circulation newspaper in the place of the corporate domicile, under the terms and conditions established in paragraph two of No. 4 of Article 65 of the General Banks Act.

If the Balance Sheet and Statement of Profit and Loss are altered by the Meeting of Shareholders, the changes shall be published in the same newspaper where such documents were published pursuant to the first paragraph, within 15 days of the Meeting of Shareholders.

TITLE VIII

Dissolution and Liquidation

ARTICLE THIRTY-FOUR. The Bank shall not record, without approval from the Superintendency of Banks and Financial Institutions, the transfer or conveyance of stock leading to the dissolution of the bank, because all the company’s stock would become the property of a single person.

ARTICLE THIRTY-FIVE. When dissolution occurs because all the stock is in the possession of a single person, or for any reason contained in the Bylaws, the Board of Directors shall document these events in a certified document within a period of 30 days from the occurrence thereof, and an extract thereof shall be recorded and published in the manner stipulated in Article 28 of the General Banks Law.

When dissolution derives from a revocation decision by the Superintendency, the Board of Directors shall cause this circumstance to be noted in the margin of the company’s registration and publish notification thereof one time in the Official Record, reporting this circumstance.

Once 60 days have elapsed following the occurrence of the aforementioned events without the formalities established in the preceding paragraphs having been completed, any Director, shareholder or interested third party may perform them.

Failure to comply with the requirements established in the preceding paragraphs shall cause the company’s Directors to be jointly and severally liable for such damages and injuries as are caused by such noncompliance.

ARTICLE THIRTY-SIX. In case of dissolution of the Bank, it shall be liquidated by a liquidating committee appointed by the Meeting of Shareholders, without prejudice to the authorities granted by Law to the Superintendency of Banks and Financial Institutions. Except upon unanimous decision otherwise by the voting stock issued, the liquidating committee shall be comprised of the liquidators.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

The Liquidators may not take office unless all the formalities that the Law indicates for the dissolution of the company have been performed. Meanwhile, the last Board of Directors shall continue to manage the Bank.

The liquidating committee shall appoint a Chairman from among its members, who shall represent the Bank in court and out.

TITLE IX

Jurisdiction

ARTICLE THIRTY-SEVEN. Any difference that occurs among the shareholders in their capacities as such, or between them and the Bank or its Administrators, either during the life of the company or during the liquidation thereof, based on or by reason of the existence, validity, application, interpretation, performance, scope or nullity of the articles of incorporation, shall be sent precisely and necessarily for a decision by a general arbiter, who shall decide pursuant to the law and shall have the authorities of an arbitrator in terms of the procedure. The arbiter shall be appointed by the parties by joint agreement and, in the absence thereof, the Ordinary Courts of Justice of Santiago; in the latter case, he shall have the authorities of a legal arbiter and his appointment shall befall a person who has acted as an attorney authorized to practice before the Honorable Court of Appeals of Santiago and the Honorable Supreme Court, for a period of no less than one year. A lack of agreement shall be assumed based on the request that either party makes to the Courts of Justice, requesting the appointment of an arbiter.

TRANSITIONAL ARTICLES

FIRST TRANSITIONAL ARTICLE. The Series B stock issued pursuant to the resolution of the Special General Meetings of Shareholders held on December 10, 1985 and October 20, 1986, constitute a series of preferred or privileged stock created in virtue of the provisions of Article 10 of Law No. 18,401. The privilege or preference of this stock consists in the right to receive dividends charged to the surpluses of each corporate fiscal year that transpires while the subordinated obligation cited in Article 15 of Law No. 18,401, added by Law No. 18,818, subsists. The dividend pertaining to the Fiscal Year corresponding to 1991 and subsequent years, shall be at most equal to 95.08% of 7.7% of the annual surplus, while the same number of currently-existing Series “B” stock subsists.

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

The Series B stock that is not fully paid in shall be considered only in the portion paid in when calculating the aforementioned proportion. For the calculation of surpluses, the instructions of the Superintendency of Banks and Financial Institutions shall be followed. The aforementioned preferred stock shall become common stock, the distinction between Series A and Series B stock ending when Banco Concepción has fully paid in the aforementioned subordinated stock, or if it for any reason ceases to have such obligation.

SECOND TRANSITIONAL ARTICLE. While the balance of the price for the purchase and sale of Banco Concepción’s four billion five hundred seven million seven hundred ninety-two thousand nine hundred two Series B shares, sold by Corporación de Fomento de la Producción to Sociedad Nacional de Minería (SONAMI) is pending payment, the following conditions will remain in effect.

a) Limit the Bank’s financial obligation and investments in private mining to 20% of the total of the former, without prejudice to such rules on asset portfolio risks and credit concentration as may be issued by the Superintendency of Banks and Financial Institutions. Excluded form this limitation are financial sources specifically allocated to the mining sector by credit or domestic or national promotion institutions, provided that the Bank does not assume responsibility. In any case, the margin may be increased upon authorization from the Superintendency of Banks and Financial Institutions.

b) An essential principle of the Bank’s general management policy shall be that the Board of Directors and the Credit Committee may only undertake such transactions as have previously been assessed favorably by the General Manager or by whoever substitutes for or replaces him.

THIRD TRANSITIONAL ARTICLE. The Bank’s current capital of $126,529,698,573, as indicated by Article Five of these Bylaws, was established in a Special Meeting of Shareholders on September 25, 2000, and has been and will be subscribed to and paid in as follows:

a)

The capital stock as decided in the Special Meeting of Shareholders dated July 18, 1996, whose minutes were certified on August 9, 1996, in the Notary Office in Santiago of Mr. Kamel Saquel Zaror, which bylaw amendment was approved by the Superintendency of Banks and Financial Institutions by Resolution No. 151 dated October 15, 1996, the Certificate of such Resolution having been recorded at folio 26,089, number 20,214 in the Commercial Registry of the Real Property Registry of Santiago of 1996, and published in the Official Register on October 21, 1996, amounted to the sum of $82,164,864,617, represented by 25,660,880 common Series A shares; 4,584,705,850 preferred or privileged Series B shares; and 58,013,671,653 preferred or privileged Series C shares, all without

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

par value. Of such capital stock agreed, the amount of $24,151,192,954 corresponds to the subscribed and paid-in capital pursuant to the general balance sheet on December 31, 1995, approved in a Regular Meeting of Shareholders held on April 17, 1996, and the amount of $58,013,671,653 corresponds to the increase in capital agreed to be paid in during the Special Meeting of Shareholders of July 18, 1996, through the issuance of 58,013,671,653 Series C preferred payment shares;

b)	Of the increase in capital agreed in the Special Meeting of Shareholders dated July 18, 1996, 2,434,818,790 shares were definitively subscribed to and paid in within the term established therefore, by which the agreed increase in capital resulted in the amount of $2,434,818,790, considering the stock placed at the minimum value of $1, established in the special meeting that agreed such increase in capital. Likewise, the remainder of 55,578,852,863 Series C shares issued were delivered in payment to the Central Bank of Chile to extinguish the Subordinated Obligation held by this Bank with the Issuing Institution, which considered at the minimum value of $1 established by the Special Meeting of Shareholders, gives a total of $55,578,852,863;

c)	The placement of the stock covered by such increase in capital, including the dation in payment made to the Central Bank of Chile, was made at 0.000085821 Unidades de Fomento for each share, which leads to an increased value in the placement amounting to the sum of $8,506,918,623, regarding which pursuant to Article 26 of Corporations Law (Ley sobre Sociedades Anónimas) No. 18,046, capitalization thereof was agreed in a Special Meeting of Shareholders dated March 24, 1997;

d)	In a Special Meeting of Shareholders dated March 24, 1997, the capital stock was reduced by the amount of $66,520,590,276, in virtue of the payment of the Subordinated Obligation to the Central Bank of Chile made on February 14, 1997, reducing it to the amount of $24,151,192,954;

e)

In a Special Meeting of Stockholders on March 24, 1997, a decision was taken to increase the capital stock by the amount of $41,629,790,434, though the issuance of 36,018,097,341 common series A stock with no par value issued in exchange for valuable consideration. Of this increase in capital, the amount of 35,085,311,015 shares were subscribed to and paid in, wherefore that capital increase agreed resulted in the sum of $40,551,674,094, considering the stock placed at its unit price of 0.000085821 Unidades de Fomento and estimating the value of such unit at March 24, 1997, with the amount of 932,786,326 shares, representing $1,078,116,340, having not been subscribed to or paid in, and by which amounts the capital and the number of shares issued were reduced in the Special Meeting of Stockholders dated September 25, 2000. Given that the placement of stock covered by this increase in capital was made at 0.00085821 Unidades de Fomento for each share, a greater amount was obtained in the placement amounting to $669,731,533, regarding which pursuant to Article 26 of Corporations Law (Ley sobre Sociedades Anónimas) No. 18,046, capitalization thereof was agreed in a Special Meeting of Stockholders dated

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

December 22, 1998, the amount of $773,839,478 for the increased value obtained in that placement pending capitalization.

f)	In a Special Meeting of Shareholders dated December 22, 1998, a decision was taken to increase the capital stock by the amount of $46,283,000,000, through the issuance of 665,561,651,170 common Series A stock with no par value issued in exchange for valuable consideration. Of this increase in capital, the amount of 52,829,378,664 shares were subscribed to and paid in, wherefore that agreed capital increase resulted to date in the sum of $36,734,397,205, considering the stock placed at its unit price of 0.00004736286 Unidades de Fomento and estimating the value of such unit at December 22, 1998. Given that the placement of stock covered by this increase in capital was made at 0.00004736586 Unidades de Fomento for each share, a greater amount was obtained in the placement to date, amounting to the sum of $593,154,568, regarding which pursuant to Article 26 of Corporations Law (Ley sobre Sociedades Anónimas) No. 18,046, capitalization thereof was agreed in a Special Meeting of Shareholders dated September 25, 2000, with the amount of the increased value obtained with the last installment of this capital increase pending capitalization.

g)	In a Special Meeting of Shareholders dated September 25, 2000, it was agreed to partially nullify the increase in capital approved in a Special Meeting of Shareholders dated December 22, 1998, and it was agreed to reduce the capital stock by the amount of $27,472,188, representing 39,508,982 common shares which are deducted from the total number of shares issued. This amount corresponds to the part not subscribed to of the increase in capital approved in the aforementioned Special Meeting of Shareholders, it being reduced to the amount of $111,401,501,868, represented by 164,231,491,583 common shares with no par value.

h)

In a Special Meeting of Shareholders dated September 25, 2000, a decision was taken to increase the capital stock in the amount of $15,128,196,705, through the issuance of 20,570,569,107 common shares issued in exchange for valuable consideration with no par value. Payment of these shares shall be made in cash and the Board of Directors may issue and place them in on one or more occasions at a price of no less than the national currency equivalent of 0.00004736286 Unidades de Fomento on the date of effective payment. The stock shall be offered, on a prorated basis, to current shareholders whose names are registered in the Shareholders Registry on the fifth business day prior to the date of publication of the subscription option. Such stock as is not subscribed to at that time and the stock corresponding to options waived by shareholders with a right to subscribe to it, as well as such fractions of shares as occur by prorating among shareholders, may be offered to shareholders who state in writing their desire to acquire them, in proportion to the number of Bank shares which they hold on the day the preferred option commences. Such shares corresponding to fractions of shares as result from applying this procedure, shall be sold directly to the shareholders who state in writing their interest in acquiring them. The Board of Directors is broadly authorized to issue

[stamp:]	MARTIN VAZQUEZ CORDERO D.P. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO

and place the stock in such manner as it determines, but pursuant to the decisions made by the Meeting of Shareholders. The proceeds obtained from the placement of the stock shall be used to enable the commercial expansion of the Bank’s traditional areas of business; to engage in complementary businesses as authorized in the General Banks Law, and to adjust its capital basis to the requirements contained in banking law. The increase in capital shall be subscribed to and paid in within a term of 3 years calculated from September 25, 2000.

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NOTARY PUBLIC OFFICE

[logo]

MUSALEM

	[2 stamps:]	MARTIN VAZQUEZ CORDERO D.P.
ALTERNATE NOTARY
48TH NOTARY PUBLIC OFFICE OF SANTIAGO

[initials]

MG. REGISTRY No. 13,541/2002		40-892-11

RECORD OF EXTRACT, PUBLICATION AND REGISTRATION

OF AMENDMENT TO THE BYLAWS OF

“CORPBANCA”

********************

Record of Extract, Publication and Registration of Amendment to the Bylaws of “CORPBANCA.” Consists of 4 pages. Requested by Corpbanca.

Santiago, November 27, 2002

[stamp:]	I AUTHORIZE AS ALTERNATE NOTARY PURSUANT TO DECREE No. [handwritten:] 554/2002 [illegible]. APPEALS COURT SANTIAGO AND ART. 402, PAR. [illegible] C.O.T. SANTIAGO [stamp:] 29 NOV. 2002

NOTARY PUBLIC

[stamp:]	MARTIN VAZQUEZ CORDERO E.
ALTERNATE NOTARY
48TH NOTARY PUBLIC OFFICE OF SANTIAGO

[initials]

1

[cut off notary stamp]

SUPERINTENDENCY OF BANKS	REGISTRY No. 13.541
[handwritten:] 13,541
AND FINANCIAL INSTITUTIONS
SANTIAGO, CHILE	[stamp:] NOV. 27, 2002

—————

EXTRACT OF AMENDMENT TO BYLAWS OF CORPBANCA

I certify that pursuant to Resolution No. 107, dated October 15, 2002, the amendment introduced to the bylaws of Corpbanca, agreed in the Special Stockholders’ Meeting held on September 13, 2002, whose minutes were certified on October 4, 2002, in the Notary Public Office in Santiago of José Musalem Saffie, was approved.

Extract of the amendment

Several changes were made to the capital stock, wherefore the authorized capital totals $262,766,634,641, represented by 226,909,290,577 common shares with no par value.

Santiago, [stamp:] OCTOBER 15, 2002

[signature]
[stamp:] ENRIQUE MARSHALL RIVERA
SUPERINTENDENT OF BANKS
AND FINANCIAL INSTITUTIONS

2

[cut off notary stamp] LR/MB No. 22524	REAL PROPERTY REGISTRAR OF SANTIAGO	Folio: 27765

AMENDMENT CORPBANCA Rep.: 23746 C: 235407	Santiago, October fifteenth of the year two thousand two. At the request of German Gonzalez, I proceed to record the following: I certify that by Resolution number one hundred seven, of October fifteenth of two thousand two, the amendment made to the bylaws of Corpbanca, resolved in the Special Stockholders’ Meeting held on September thirteenth of two thousand two, whose minutes were certified on October fourth of two thousand two, in the Notary Public Office in Santiago of Mr. José Musalem Saffie, was approved. Extract of the amendment: Several changes were made to the capital stock, by which the authorized capital totals two hundred sixty-two billion seven hundred sixty-six million six hundred thirty-four thousand six hundred forty one pesos, represented by two hundred twenty-six billion nine hundred nine million two hundred nine thousand five hundred seventy-seven common shares without par value. Santiago, OCTOBER fifteenth two thousand two. There is an illegible signature ENRIQUE MARSHALL RIVERA Superintendent of Banks and Financial Institutions. Noted in the margin of the record on folio 13685 number 6762 of the year 1980. The extract covered by the present registration is added to the end of the current Commercial bimonthly record. L. Maldonado C. I CERTIFY THAT THE PRECEDING RECORD CONFORMS TO ITS ORIGINAL IN THE COMMERCIAL REGISTRY. Santiago, Thursday, October 17, 2002, Fees: $2,300.

[stamp:] LUIS MALDONADO CROQUEVIELLE
REAL PROPERTY AND COMMERCIAL REGISTRAR
SANTIAGO, CHILE
[initials]

3

[cut off notary stamp]

REAL PROPERTY REGISTRY

COMMERCIAL REGISTRY

SANTIAGO – CHILE

Extract [handwritten:] Amendment of Corpbanca Bylaws authorized on: [handwritten:] October 4, 2002 before Notary [handwritten:] José Musalem Saffie approved by the Superintendency of Banks and Financial Institutions Resolution No. [handwritten:] 107 dated [handwritten:] October 15, 2002, noted in the Registry under No. [handwritten:] 23746 recorded at folio [handwritten:] 27765 No. [handwritten:] 22524 in the Commercial Registry of the year [handwritten:] 2002 and noted in the margin of folio [handwritten:] 13685 No. [handwritten:] 6762 of the year 1980.

The extract is attached to the end of this bimonthly record.

Santiago, [handwritten:] October 15, 2002

Fees: $ [handwritten:] 264,100

[stamp:] LUIS MALDONADO CROQUEVIELLE
REAL PROPERTY AND COMMERCIAL REGISTRAR
SANTIAGO, CHILE
[initials]

Morandé 440 Santiago

Comercio@conservador.cl

p5

[handwritten:] $266,400

4

[cut off notary stamp]

OFFICIAL REGISTER OF THE REPUBLIC OF CHILE

Thursday, October 17, 2002 No. 37,385

Superintendency of Banks and

Financial Institutions

EXTRACT OF THE AMENDMENT TO THE BYLAWS OF CORPBANCA

I certify that pursuant to Resolution No. 107, dated October 15, 2002, the amendment introduced to the bylaws of Corpbanca, agreed in the Special Stockholders’ Meeting held on September 13, 2002, whose minutes were certified on October 4, 2002, in the Notary Public Office in Santiago of José Musalem Saffie, was approved.

Extract of the amendment

Several changes were made to the capital stock, by which the authorized capital amounts to the sum of $262,766,634,641, represented by 226,909,290,577 common shares with no par value.

Santiago, October 15, 2002. Enrique Marshall Rivera, Superintendent of Banks and Financial Institutions.

[stamp:]

I certify that the report attached to this document corresponds to the notice published in Official Registry No. [handwritten:] 37385 of [handwritten:] October 17, 2002.

SANTIAGO, [stamp:] 27 NOV. 2002

[stamp:]

I AUTHORIZE AS ALTERNATE NOTARY PURSUANT TO DECREE

No. [handwritten:] 554/2002 [illegible]. APPEALS COURT SANTIAGO

AND ART. 402, PAR. [illegible] C.O.T.

SANTIAGO [stamp:] 29 NOV. 2002

[stamp:]	MARTIN VAZQUEZ CORDERO E. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO [initials]

[stamp:]

I certify that at the request of

[handwritten:] Corpbanca

I recorded this document

under No. [handwritten:] 13,541 at the end

of my Current Registry of

Certified Documents

[handwritten:] 3 SANTIAGO [stamp:] 27 NOV. 2002 R.

[stamp:]

I AUTHORIZE AS ALTERNATE NOTARY PURSUANT TO DECREE

No. [handwritten:] 554/2002 [illegible]. APPEALS COURT SANTIAGO

AND ART. 402, SECTION. 4 C.O.T.

SANTIAGO [stamp:] 29 NOV. 2002

[stamp:]	MARTIN VAZQUEZ CORDERO E. ALTERNATE NOTARY 48TH NOTARY PUBLIC OFFICE OF SANTIAGO [initials]

5

CORPBANCA	CORPBANCA

No. 00486	Instrument No.	Shares
Santiago, on the Shares Owner: Instrument Date: I received Instrument No.	Authorized by Supreme Decree of September 6, 1871. Document of August 7, 1971, before the Notary of Concepción, Mr. Nicolas Peña. Recorded in the Commercial Registry of Concepción of 1871 at folio 35 under No. 8, and in the Commercial Registry of Santiago of 1980, at folio 13685 No. 6762.
Capital divided into 226,909,290,577 common shares with no par value.
We certify that
Is the owner of
__________________	shares of CORPBANCA, registered in the Stockholders’
Registry under No.
Santiago, on
___________ ________ General Manager President [illegible] [stamp:] VOID	______________________ ____________________ General Manager President [stamp:] VOID

No. 00486

6